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                                                                   EXHIBIT 23.2B

             Consent of Sherwin Chan & Walshe, Independent Auditors

The Board of Directors
Turnstone Systems, Inc.

     We consent to the use and inclusion of our unqualified audit report dated August 31, 2000, related to the Statement of Financial Position of Paragon Solutions Limited as of March 31, 2000, and the related statements of financial performance, movements in equity, and cash flows for the year ended March 31, 2000, in the Registration Statement on Form S-1, dated September 12, 2000, of Turnstone Systems, Inc.

/s/ Sherwin Chan & Walshe
-------------------------
Sherwin Chan & Walshe

Lower Hutt, New Zealand

11 September 2000